EXHIBIT 5.1

                                                Allen & Overy LLP



                                                Allen & Overy LLP
                                                One New Change
WPP Group plc                                   London  EC4M 9QQ  United Kingdom
27 Farm Street
London                                          Tel   +44 (0)20 7330 3000
W1J 5RJ                                         Fax   +44 (0)20 7330 9999
United Kingdom

Our ref         RKJB/PMCC/IJF/16432-00406 CO:2491760.2

10 November 2005


Dear Sirs,

Registration Statement on Form S-8 of WPP Group plc (the Registration Statement)

1. You have requested the opinion of Allen & Overy LLP (the Firm) with respect to certain matters of English law in relation to shares of WPP Group plc
     (WPP), in connection with the proposed registration under the United States Securities Act of 1933, as amended, of 50,700,000 of WPP's ordinary shares of 10 pence each (the Ordinary Shares) in respect of awards over the Ordinary Shares that have been or may be granted under the WPP Group plc Restricted Stock Plan, the WPP 2005 Worldwide Ownership Plan, the WPP 2005 Executive Stock Option Plan, the WPP Group plc 2004 Leadership Equity Acquisition Plan, the WPP Group plc Annual Bonus Deferral Programme, the WPP 2003-2005 Long Term Incentive Plan, the WPP 2004-2006 Long Term Incentive Plan and the WPP Group Plc Performance Share Plan (together the Plans).

2.   In connection with this opinion we have examined copies of:

     (a)  the   certificate  of   incorporation   of  WPP  and   certificate  of
          incorporation on change of name dated 16 August 2005 and 25 October 2005 respectively;

     (b) a certificate of registration from the registrar of companies of the court order sanctioning the scheme of arrangement of WPP 2005 Limited dated 25 October 2005;

     (c) the memorandum and articles of association of WPP (the Memorandum and Articles);

     (d)  a copy of the rules of each of the Plans (the Rules);

     (e) a special resolution of WPP passed on 26 August 2005 (the Special Resolution); and

     (f) resolutions of the board of directors of WPP passed on 26 August 2005 and 30 August 2005 (the Board Resolutions).

3. Except as stated above, we have not examined any contracts, instruments or other documents entered into or affecting WPP or any corporate records of WPP and have not made any other enquiries concerning WPP.


Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Law Society of England and Wales. The term partner is used to refer to a member of Allen & Overy LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One New Change, London EC4M 9QQ.

Allen &  Overy  LLP or an  affiliated  undertaking  has an  office  in each  of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin and Warsaw.
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4.   Our  opinion  is  confined  solely to the laws of England as applied by the
     English courts and is given on the basis that it will be governed by, and construed in accordance with, English law. We have made no investigation of the laws of any other jurisdiction including, without limitation, the federal laws of the United States of America and we do not express or imply any opinion on such laws.

5.   We have assumed that:

     (a) insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

     (b) all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine and that such copies conform to the original documents executed;

     (c) all documents submitted to us and on which we have sought to rely are genuine and complete;

     (d)  no law of any jurisdiction other than England affects our conclusions;

     (e) all statements made to us and all facts stated in any documents upon which we have sought to rely are true and correct;

     (f)  the Memorandum and Articles which we have examined are those in force;

     (g) the Rules that we have examined are those in force, they were properly adopted by WPP and have been and will be operated in accordance with their terms and as set out in the circular to shareholders of WPP 2005 Limited dated 31 August 2005;

     (h) the general meetings of the shareholders of WPP at which the Ordinary and Special Resolutions were passed were duly convened and held and that the Ordinary and Special Resolutions were passed in the form of the resolutions contained in the notice of such meetings and the Ordinary and Special Resolutions have not been and will not be subsequently amended, modified or revoked before the allotment and issue of the Ordinary Shares;

     (i) the meetings of the board of directors of WPP at which the Board Resolutions were passed were duly convened and held; each of the directors having any interest in the matters discussed at such meetings duly disclosed his interest therein, was entitled to count in the quorum of such meetings and to vote on the resolutions proposed at such meetings; at such meetings a quorum of directors was present and acting throughout; the Board Resolutions were duly passed and have not been and will not be amended, modified or revoked before the allotment and issue of the Ordinary Shares and are in full force and effect; the minutes of the meetings have been approved and such minutes are a true and correct record of the proceedings at such meetings.

     (j) at the time of the issue of the new Ordinary Shares, the Company will have a nominal amount of authorised but unissued ordinary shares of 10 pence each at least equal to the nominal amount of the new Ordinary Shares;

     (k) the new Ordinary Shares will when issued be subscribed for under the Plans wholly in cash at not less than their nominal value;


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     (l)  admission of the Ordinary  Shares to the Official  List and to trading on the London Stock Exchange will become effective in accordance with the Listing Rules of the UK Listing Authority and the Admission Standards of the London Stock Exchange;

     (m) the Ordinary Shares in the WPP Employee Share Option Scheme (the ESOP Shares) were issued pursuant to the scheme of arrangement of WPP 2005 Limited which became effective on 25 October 2005; and

     (n) a meeting of the board of directors of WPP or a duly authorised and constituted committee of the board of directors of WPP has been or will be duly convened and held at which it was or will be resolved to allot and issue the new Ordinary Shares.

6. On the basis of the foregoing, and having regard to such considerations of English law in force at the date of this letter as we deem relevant and subject as set out below, we are of the opinion that:

     (a) the new Ordinary Shares to be registered by WPP will, when issued by WPP in connection with the Plans, be validly issued, credited as fully paid and no further contributions in respect of them will be required to be made to WPP by the holders of them, by reason of their being such holders; and

     (b) any ESOP Shares to be registered by WPP that may be delivered under the Plans are validly issued, credited as fully paid and no further contributions in respect of them will be required to be made to WPP by the holders of them by reason of their being such holders.

7.   This opinion is subject to the qualifications set out below:

     (a) The opinions set out above are subject to all applicable limitations arising from the laws of bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and general principles of law affecting the rights of creditors generally.

     (b) Equitable remedies such as an order for specific performance or the issue of an injunction, are available only at the discretion of the court and certain obligations may result in a claim for damages only, as opposed to specific performance.


This opinion is addressed to you solely for your own purpose in connection with the Registration Statement and may not be used or relied upon by any other person or for any other purposes without the Firm's prior written consent. The Firm consents in relation to the filing of this letter as an exhibit to the Registration Statement. In giving such consent the Firm does not admit that it comes within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933, as amended.

Yours faithfully,

/s/ Allen & Overy LLP
Allen & Overy LLP


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